Exhibit 99.1

Citadel Broadcasting Corporation Reports 2006 Third Quarter

Operating Results

•	Net revenues in the third quarter of 2006 were up 2.6% to a record $112.5 million

•	Station operating income for the third quarter of 2006 was up 4.2% to $52.1 million

•	Operating income for the third quarter of 2006 was $40.3 million compared to $40.8 million for the third quarter of 2005

Las Vegas, Nevada, November 6, 2006 – Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the third quarter of 2006.

September 30, 2006 – Third Quarter Results

Net revenues in the third quarter of 2006 were $112.5 million compared with $109.6 million in the third quarter of 2005, an increase of $2.9 million, or 2.6%. The increase in revenues was principally due to higher revenues in Salt Lake City, UT, Modesto, CA, Tucson, AZ, New Orleans, LA and Reno, NV, partially offset by lower revenues in Baton Rouge, LA, Buffalo, NY and Little Rock, AR.

Operating income for the third quarter of 2006 was $40.3 million compared to $40.8 million in the corresponding 2005 period, a decrease of $0.5 million. Operating income was impacted by an increase in non-cash stock compensation expense, station operating expenses and corporate, general and administrative expenses offset by an increase in net revenues and a decrease in depreciation and amortization expense.

Station operating income (as detailed in the attached table, is generally defined as operating income (loss) plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was $52.1 million for the third quarter of 2006 compared to $50.0 million for the third quarter of 2005, an increase of $2.1 million, or 4.2%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company reported a 2.6% increase in net revenues with a corresponding 4.2% growth in station operating income and continues to meet or exceed the expected growth rates for the radio industry despite the challenging advertising environment.” Mr. Suleman added that “the Company has also continued to focus on shareholder value. Since inception of the stock repurchase program in 2004, the Company has purchased 24.1 million shares, or approximately 43% of its public float, for $317.8 million and in 2006 the Company has repurchased 4.3 million shares for $50.7 million. In addition, the Company has paid cumulative dividends in 2006 of $82.7 million, or $0.72 per share.”

Net interest expense increased to $8.6 million for the quarter ended September 30, 2006 from $5.7 million for the quarter ended September 30, 2005. The increase in net interest expense during the quarter ended September 30, 2006 was due to higher overall interest rates under the Company’s senior debt, as well as an increase in outstanding borrowings, primarily as a result of the repurchase of shares of outstanding common stock of the Company.

Income tax expense for the quarter ended September 30, 2006 was $13.4 million (substantially all non-cash) compared to $14.7 million (substantially all non-cash) for the quarter ended September 30, 2005, a decrease of $1.3 million, or 8.8%.

Net income for the quarter ended September 30, 2006 was $18.4 million, or $0.16 per basic share, as compared to $20.5 million, or $0.17 per basic share, for the same period in 2005. Included in net income for the quarter ended September 30, 2006 and 2005 was approximately $3.1 million and $0.2 million, net of tax, or $(0.03) and $(0.00) per basic share, respectively, related to non-cash stock-based compensation expense recognized pursuant to SFAS No. 123(R). On a fully diluted basis, net income per share was $0.15 in the third quarter of 2006 compared to $0.16 for the same period in 2005.

Free cash flow (as detailed in the attached table, is generally defined as operating income (loss) (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was $35.8 million for the three months ended September 30, 2006 compared to $38.4 million for the three months ended September 30, 2005, a decrease of $2.6 million, or 6.8%. Higher station operating income was offset by higher overall interest rates under the Company’s senior debt, as well as an increase in outstanding borrowings, due to the Company’s stock repurchase programs and increased capital expenditures and corporate general and administrative costs.

Transaction with ABC Radio

On February 6, 2006, the Company and The Walt Disney Company (“TWDC”) announced that the Board of Directors of both companies approved a definitive agreement to combine ABC Radio, which includes 22 radio stations and the ABC Radio Network, with the Company. Upon consummation of the merger, the Company is expected to be the third largest radio group in the United States, with a significant national footprint reaching approximately 55 markets. Closing of the merger is subject to the satisfaction or waiver of several conditions specified in the merger agreement, including receipt of federal antitrust, communications and tax regulatory approvals. On March 31, 2006, the parties received the first of such consents from the Federal Trade Commission.

Our Station Portfolio

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 165 FM and 58 AM radio stations in 46 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; changes in the Company’s dividend policy or stock repurchase programs; shifts in population and other demographics; changes in the level of competition for advertising dollars, technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements; the risk that the proposed business combination with ABC Radio may be delayed or not close; as well as those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. The Company undertakes no obligation to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

Additional Information about the Transaction with ABC Radio and Where to Find It

In connection with the Company’s proposed business combination with a subsidiary of TWDC, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders are urged to read these when they become available because they will contain important information about the Company, certain subsidiaries of TWDC and the combination. The information statement, prospectus and other relevant materials (when they become available), and any other documents filed by the Company or TWDC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company by directing a written request to: Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations. Investors and security holders are urged to read the information statement, prospectus and the other relevant materials when they become available before making any investment decision with respect to the combination.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net broadcasting revenue	$112,517	$109,632	$318,970	$311,580

Operating Expenses:
Cost of revenues	31,341	29,995	89,216	85,759
Selling, general and administrative	30,007	29,594	91,714	89,240
Corporate general and administrative	7,713	3,147	20,213	10,299
Local marketing agreement fees	320	369	947	1,402
Asset impairment	—	—	149,769	—
Depreciation and amortization	2,812	5,530	13,821	16,818
Other, net	(18)	157	(656)	(379)

Operating expenses	72,175	68,792	365,024	203,139

Operating income (loss)	40,342	40,840	(46,054)	108,441

Interest expense, net, including amortization of debt issuance costs of $460, $459, $1,378 and $1,379, respectively	8,615	5,677	23,913	15,067

Income (loss) before income taxes	31,727	35,163	(69,967)	93,374
Income tax expense (benefit)	13,361	14,654	(23,032)	39,463

Net income (loss)	$18,366	$20,509	$(46,935)	$53,911

Net income (loss) per share – basic	$0.16	$0.17	$(0.42)	$0.45

Net income (loss) per share – diluted	$0.15	$0.16	$(0.42)	$0.42

Weighted average common shares outstanding:
Basic	111,378	117,582	111,546	120,804

Diluted	124,622	132,268	111,546	135,552

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s station operating income for the three and nine months ended September 30, 2006 and 2005. The Company defines station operating income as net income (loss) adjusted to exclude the following line items included in its Statement of Operations: income tax expense (benefit), net interest expense, other, net, depreciation and amortization, local marketing agreement fees, non-cash stock compensation, corporate general and administrative expenses and other non-cash expenses.

Station operating income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station operating income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, station operating income does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, station operating income is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Station operating income does not reflect the periodic costs, including non-cash impairment charges, of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As station operating income excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of station operating income to net income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Station operating income	$52,147	$50,043	$141,316	$136,581
Less:
Corporate general and administrative, excluding related portion of non-cash stock compensation	4,471	2,868	11,027	9,420
Non-cash stock compensation	4,220	279	12,462	879
Local marketing agreement fees	320	369	947	1,402
Other, net	(18)	157	(656)	(379)

Adjusted operating income before asset impairment and depreciation and amortization	43,154	46,370	117,536	125,259
Less:
Asset impairment	—	—	149,769	—
Depreciation and amortization	2,812	5,530	13,821	16,818

Operating income (loss)	40,342	40,840	(46,054)	108,441
Less:
Net interest expense	8,615	5,677	23,913	15,067

Income (loss) before income taxes	31,727	35,163	(69,967)	93,374
Income tax expense (benefit)	13,361	14,654	(23,032)	39,463

Net income (loss)	$18,366	$20,509	$(46,935)	$53,911

Free cash flow is defined as operating income (loss) (i) plus depreciation, amortization, non-cash stock compensation expense, other, net and other non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating income (loss)	$40,342	$40,840	$(46,054)	$108,441
Adjustments
Depreciation and amortization	2,812	5,530	13,821	16,818
Non-cash stock compensation	4,220	279	12,462	879
Asset impairment	—	—	149,769	—
Other, net	(18)	157	(656)	(379)
Net interest expense	(8,615)	(5,677)	(23,913)	(15,067)
Amortization of debt issuance costs	460	459	1,378	1,379
Capital expenditures	(2,922)	(2,337)	(7,135)	(6,070)
Cash taxes	(442)	(845)	(1,742)	(2,196)

Free cash flow	$35,837	$38,406	$97,930	$103,805

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following table presents non-cash stock-based compensation as reported. The Company believes this summary assists investors’ understanding of the operating performance of the Company and the effects of non-cash stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net broadcasting revenue	$—	$—	$—	$—

Operating Expenses:
Cost of revenues	430	—	1,468	—
Selling, general and administrative	548	—	1,808	—
Corporate general and administrative	3,242	279	9,186	879
Local marketing agreement fees	—	—	—	—
Asset impairment	—	—	—	—
Depreciation and amortization	—	—	—	—
Other, net	—	—	—	—

Operating expenses	4,220	279	12,462	879

Operating loss	(4,220)	(279)	(12,462)	(879)

Interest expense, net, including amortization of debt issuance costs	—	—	—	—

Loss before income taxes	(4,220)	(279)	(12,462)	(879)
Income tax benefit	(1,107)	(110)	(2,874)	(346)

Net loss	$(3,113)	$(169)	$(9,588)	$(533)

Net loss per share – basic	$(0.03)	$—	$(0.09)	$—

Weighted average common shares outstanding:
Basic	111,378	117,582	111,546	120,804

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following tables reconcile financial measures before the impact of non-cash asset impairment and non-cash stock-based compensation expense to reported financial measures. The Company believes that adjusting its financial results for these items assists investors’ understanding of the operating performance of the Company.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reconciliation of adjusted operating income to operating income (loss):
Adjusted operating income before share-based compensation and asset impairment	$44,562	$41,119	$116,177	$109,320
Adjustments to reconcile to operating income (loss):
Asset impairment	—	—	(149,769)	—
Non-cash stock-based compensation expense	(4,220)	(279)	(12,462)	(879)

Operating income (loss)	$40,342	$40,840	$(46,054)	$108,441

Reconciliation of adjusted net income to net income (loss):
Adjusted net income before share-based compensation and asset impairment	$21,479	$20,678	$54,624	$54,444
Adjustments to reconcile to net income (loss):
Asset impairment, net of tax	—	—	(91,971)	—
Non-cash stock-based compensation expense, net of tax	(3,113)	(169)	(9,588)	(533)

Net income (loss)	$18,366	$20,509	$(46,935)	$53,911

Reconciliation of adjusted net income per share to net income (loss) per share:
Adjusted net income per basic share before share-based compensation and asset impairment	$0.19	$0.17	$0.49	$0.45
Asset impairment, net of tax	—	—	(0.82)	—
Non-cash stock-based compensation expense, net of tax	(0.03)	—	(0.09)	—

Net income (loss) per basic share	$0.16	$0.17	$(0.42)	$0.45

Contact:	Citadel Broadcasting Corporation Robert G. Freedline (702) 804-5200